CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-272116 on Form S-6 of our report dated July 6, 2023, relating to the financial statement of FT 10819, comprising S&P International Dividend Aristocrats Port. 3Q '23 (S&P International Dividend Aristocrats Portfolio, 3rd Quarter 2023), one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

July 6, 2023